Exhibit 99.1

Contacts:	Bill Hibbetts, Senior VP & CFO
Pioneer Drilling Company
210-828-7689

Ken Dennard / ksdennard@drg-e.com
Lisa Elliott / lelliott@drg-e.com
DRG&E / 713-529-6600

FOR IMMEDIATE RELEASE

PIONEER DRILLING REPORTS RECORD

FISCAL THIRD QUARTER 2007 RESULTS

Revenues were up 51% to $112.4 million

Earnings per diluted share increased from $0.29 to $0.48

58% of the rig fleet is operating under contracts of 6 months to 2 years

February 1, 2007 – SAN ANTONIO, TEXAS – Pioneer Drilling Company (AMEX: PDC) today reported results for the three months ended December 31, 2006, which is the third quarter of its 2007 fiscal year.

Revenues for the third quarter of fiscal 2007 grew to $112.4 million, compared to revenues of $74.5 million for the third quarter of fiscal 2006. This 51% increase in revenues was generated by a 28% increase in average revenues per revenue day to $20,176 per day, in addition to a 17% increase in the average number of rigs in Pioneer Drilling’s fleet to 62.3 rigs. Average drilling margin(1) per revenue day increased 44% to $9,649 in the third quarter of fiscal 2007, compared to $6,687 in the third quarter of fiscal 2006. Net earnings for the third quarter of fiscal 2007 were $24.0 million, or $0.48 per diluted share, compared to net earnings of $13.8 million, or $0.29 per diluted share, for the third quarter of fiscal 2006. Pioneer Drilling began expensing stock compensation in fiscal 2007 and the stock compensation expense for the third quarter of fiscal 2007 was $721,000. Also during the third quarter of fiscal 2007, Pioneer Drilling recorded an $800,000 charge related to the allowance for doubtful accounts. Weighted average shares of common stock outstanding on a diluted basis increased 6% to 50.1 million shares for the third quarter of fiscal 2007.

Revenue days during the third quarter of fiscal 2007 increased 18% to 5,572, compared to 4,714 revenue days for the third quarter of fiscal 2006. Pioneer Drilling’s rig utilization rate was 98% for the third quarter of fiscal 2007, up slightly from 96% in the third quarter of fiscal 2006.

Wm. Stacy Locke, Pioneer Drilling’s President and Chief Executive Officer, stated, “While our fleet was highly utilized throughout the quarter, we began feeling the effects of a softening dayrate environment, particularly for low-horsepower rigs working on footage contracts. Average drilling revenues per day for daywork contracts, which represented 95% of our revenue days, increased $116 per day to $20,483 in our third quarter of fiscal 2007, as compared to our second quarter of fiscal 2007. Daywork costs per day remained roughly flat quarter over quarter, yielding a 1% increase in average daywork margin per day. In contrast, average drilling revenues per day for footage contracts, which represented the remaining 5% of our revenue days and are predominately in the shallow rig western Oklahoma market, declined 22% to $13,896, as compared to $17,832 for the second quarter of fiscal 2007. This yielded an average margin of $2,615 per day for footage contracts in the third quarter, as compared to $4,929 per day for footage contracts in the second quarter of fiscal 2007. Our exposure to the shallow rig market is limited to five low-horsepower rigs in our fleet of 64 rigs.

“If rig supply continues to exceed rig demand, we anticipate that daywork and footage rates will continue to weaken, as newly built and newly refurbished rigs come into the market,” added Mr. Locke. “Furthermore, we anticipate rig utilization rates would gradually decline with a softening market, which historically has initially affected older and less efficient rigs. Despite the potentially weaker U.S. land drilling market, Pioneer Drilling is very well positioned to compete effectively. Our focus on building a premium fleet has helped us maintain above-average utilization rates over the last six years.

“Our new-build program is essentially complete, with only two rigs of our 15-rig program remaining to be completed within the next 60 days. In addition, the vast majority of our rig upgrade program is complete. At February 1, 2007, 82% of our fleet was either built new or was upgraded and refurbished in the last six years, giving us one of the youngest fleets in the industry. Over 90% of our rigs are well suited for drilling horizontal and directional wells, 91% have two independently powered triplex mud pumps, 54% have modern mud-cleaning systems and 37% are premium electric. We continue to invest in upgrading our equipment. In February, we will install a 350-ton topdrive and an iron-roughneck on two rigs. In March, we will begin installing roughly three to four iron-roughnecks per month until each of our rigs has been upgraded with an iron-roughneck. We believe our fleet is well positioned to be highly competitive in any market conditions we encounter.

“Currently, 37 of our 64 rigs, or 58%, are operating under term contracts of six months to two years, of which 18 will expire by August 31, 2007, 11 have a remaining term of six to 12 months, three have a remaining term of 12 to 18 months and five have a remaining term in excess of 18 months. We also have term contracts of two and three years for the two rigs under construction at February 1, 2007. Our term contracts cover approximately 9,200 days of calendar 2007 and 2,800 days of calendar 2008.”

Revenues for the first nine months of fiscal 2007 increased 55% to $312.8 million, compared to revenues of $201.3 million for the first nine months of fiscal 2006, while net earnings more than doubled during the first nine months of fiscal 2007 to $67.0 million, or $1.34 per diluted share, compared to net earnings of $32.6 million, or $0.69 per diluted share, during the same period in fiscal 2006.

Revenue days were 15,727 during the first nine months of fiscal 2007, compared to 13,463 revenue days for the comparable period of fiscal 2006. Pioneer Drilling’s rig utilization rate for the first nine months of fiscal 2007 was 97%, compared to 95% in last year’s comparable nine-month period.

Pioneer Drilling’s management team will hold a conference call today, Thursday, February 1, at 10:00 a.m. Eastern time (9:00 a.m. Central), to discuss these results. To participate in the call, dial (303) 262-2125 at least 10 minutes before the conference call begins and ask for the Pioneer Drilling conference call. A replay of the call will be available approximately two hours after the call ends and will be accessible until February 8, 2007. To access the replay, dial (303) 590-3000 and enter the pass code 11082176#.

Investors, analysts and the general public can listen to the conference call over the Internet by accessing Pioneer Drilling’s Web site at http://www.pioneerdrlg.com. To listen to the live call on the Web, please visit Pioneer Drilling’s Web site at least 10 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live Webcast, an archive will be available shortly after the call. For more information, please contact Donna Washburn at DRG&E at (713) 529-6600 or e-mail dmw@drg-e.com.

Pioneer Drilling provides land contract drilling services to independent and major oil and gas operators drilling wells in Texas, Louisiana, Oklahoma, Kansas and in the Rocky Mountain region. Its fleet consists of 64 land drilling rigs that drill in depth ranges between 6,000 and 18,000 feet.

(1)	Drilling margin represents contract drilling revenues less contract drilling costs. Pioneer Drilling believes that drilling margin is a useful measure for evaluating its financial performance, although it is not a measure of financial performance under generally accepted accounting principles. However, drilling margin is a common measure of operating performance used by investors, financial analysts, rating agencies and Pioneer Drilling’s management. A reconciliation of drilling margin to net earnings is included in the operating statistics table below in this release. Drilling margin as presented may not be comparable to other similarly titled measures reported by other companies.

This press release contains various forward-looking statements and information that are based on management’s belief, as well as assumptions made by and information currently available to management. Forward-looking information includes statements regarding the anticipated timing for delivery of the rigs we are adding to our fleet, the effects of capital expenditures to upgrade our rigs, future demand and market competitiveness of our rig fleet, including our ability to continue to obtain term contracts, the future employment of our rig fleet and market demand and utilization rates for rigs. Although the management of Pioneer Drilling believes that the expectations reflected in such forward-looking statements are reasonable, Pioneer Drilling can give no assurance that those expectations will prove to have been correct. Such statements are subject to various risks, uncertainties and assumptions, including, among other matters, risks and uncertainties relating to rig construction difficulties. Should one or more of those risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. These risks, as well as others, are discussed in greater detail in Pioneer’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2006 and subsequent filings with the SEC.

The forecasted capital expenditures set forth below contain assumptions management believes are reasonable, based on information available as of the date of this news release. Pioneer Drilling is not undertaking any obligation to update this forecasted information as conditions change or as additional information becomes available. There can be no assurance that any of the forecast estimates can or will be achieved.

- Tables to Follow -

PIONEER DRILLING COMPANY AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended			Nine Months Ended December 31,
	December 31,		Sept. 30, 2006
	2006	2005		2006	2005
Revenues:
Contract drilling	$112,421	$74,459	$106,917	$312,831	$201,308

Costs and Expenses:
Contract drilling	58,659	42,936	55,815	164,017	122,239
Depreciation	13,969	8,598	12,581	38,120	23,869
General and administrative	2,743	1,638	2,847	8,516	4,839
Bad debt expense	800	25	—	800	25

Total operating costs	76,171	53,197	71,243	211,453	150,972

Operating income	36,250	21,262	35,674	101,378	50,336

Other income (expense):
Interest expense	(9)	(1)	(1)	(73)	(204)
Interest income	836	398	1,013	2,947	1,349
Other	13	9	13	50	39

Total other	840	406	1,025	2,924	1,184

Income before taxes	37,090	21,668	36,699	104,302	51,520

Income tax expense	(13,102)	(7,876)	(13,213)	(37,341)	(18,922)

Net earnings	$23,988	$13,792	$23,486	$66,961	$32,598

Earnings per share:
Basic	$0.48	$0.30	$0.47	$1.35	$0.70

Diluted	$0.48	$0.29	$0.47	$1.34	$0.69

Weighted average number of shares outstanding:
Basic	49,603	46,542	49,598	49,598	46,308
Diluted	50,146	47,326	50,140	50,148	47,010

PIONEER DRILLING COMPANY AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

	(Unaudited)
	December 31, 2006	March 31, 2006
Assets
Current assets:
Cash and cash equivalents	$74,754	$91,174
Receivables, net	55,677	35,544
Contract drilling in progress	14,006	9,620
Current deferred income taxes	1,754	990
Prepaid expenses	4,027	2,208

Total current assets	150,218	139,536

Net property and equipment	329,649	260,784
Other assets	306	358

Total assets	$480,173	$400,678

Liabilities and Equity
Current liabilities:
Accounts payable	$19,639	$16,041
Federal income taxes payable	3,791	6,835
Prepaid drilling contracts	—	140
Accrued expenses	13,916	9,616

Total current liabilities	37,346	32,632
Other non-current liability	432	388
Deferred taxes	32,221	26,982

Total liabilities	69,999	60,002
Total shareholders’ equity	410,174	340,676

Total liabilities and shareholders’ equity	$480,173	$400,678

PIONEER DRILLING COMPANY AND SUBSIDIARIES

Operating Statistics

(in thousands)

(Unaudited)

	Three Months Ended			Nine Months Ended December 31,
	December 31,		Sept. 30, 2006
	2006	2005		2006	2005
Revenues by contract:
Daywork contracts	$108,808	$67,896	$103,404	$302,273	$173,006
Turnkey contracts	—	—	—	—	10,830
Footage contracts	3,613	6,563	3,513	10,559	17,472

Total	$112,421	$74,459	$106,917	$312,832	$201,308

Drilling costs by contract:
Daywork contracts	$55,726	$37,885	$53,273	$156,480	$101,419
Turnkey contracts	—	—	—	—	7,463
Footage contracts	2,933	5,051	2,542	7,538	13,357

Total	$58,659	$42,936	$55,815	$164,018	$122,239

Drilling margin by contract (1) (2):
Daywork contracts	$53,082	$30,011	$50,131	$145,793	$71,587
Turnkey contracts	—	—	—	—	3,367
Footage contracts	680	1,512	971	3,021	4,115

Total	$53,762	$31,523	$51,102	$148,814	$79,069

(1) Reconciliation of drilling margin to net earnings:
Drilling margin	$53,762	$31,523	$51,102	$148,814	$79,069
Depreciation	(13,969)	(8,598)	(12,581)	(38,120)	(23,869)
General and administrative	(2,743)	(1,638)	(2,847)	(8,516)	(4,839)
Bad debt expense	(800)	(25)	—	(800)	(25)
Other income (expense)	840	406	1,025	2,924	1,184
Income tax expense	(13,102)	(7,876)	(13,213)	(37,341)	(18,922)

Net earnings	$23,988	$13,792	$23,486	$66,961	$32,598

(2)	Drilling margins represent drilling revenues less contract drilling costs.

PIONEER DRILLING COMPANY AND SUBSIDIARIES

Operating Statistics

(Unaudited)

	Three Months Ended			Nine Months Ended December 31,
	December 31,		Sept. 30, 2006
	2006	2005		2006	2005
Average number of rigs	62.3	53.3	59.7	59.6	51.3
Utilization rate	98%	96%	97%	97%	95%

Revenue days by contract:
Daywork contracts	5,312	4,269	5,077	15,084	11,635
Turnkey contracts	—	—	—	—	558
Footage contracts	260	445	197	643	1,270

Total	5,572	4,714	5,274	15,727	13,463

Average revenues per day:
Daywork contracts	$20,483	$15,904	$20,367	$20,039	$14,869

Turnkey contracts	$—	$—	$—	$—	$19,409

Footage contracts	$13,896	$14,748	$17,832	$16,421	$13,757

All contracts	$20,176	$15,795	$20,272	$19,891	$14,953

Average costs per day:
Daywork contracts	$10,491	$8,874	$10,493	$10,374	$8,717

Turnkey contracts	$—	$—	$—	$—	$13,375

Footage contracts	$11,281	$11,351	$12,904	$11,723	$10,517

All contracts	$10,527	$9,108	$10,583	$10,429	$9,080

Drilling margin per day (3):
Daywork contracts	$9,993	$7,030	$9,874	$9,665	$6,153

Turnkey contracts	$—	$—	$—	$—	$6,034

Footage contracts	$2,615	$3,398	$4,929	$4,698	$3,240

All contracts	$9,649	$6,687	$9,689	$9,462	$5,873

(3)	Drilling margin per revenue day represents average revenue per revenue day less average cost per revenue day.

PIONEER DRILLING COMPANY AND SUBSIDIARIES

Capital Expenditures

(in thousands)

	Three Months Ended			Nine Months Ended December 31,
	December 31,		September 30, 2006
	2006	2005		2006	2005
Capital expenditures:

Routine rigs	$6,523	$3,870	$2,829	$11,637	$8,368

Average per revenue day	$1,171	$821	$536	$740	$622

Discretionary:
Rig upgrades	$518	$4,545	$5,750	$16,734	$16,350
Spare equipment	1,185	1,316	2,698	6,631	4,674
Other	3,266	1,294	1,460	5,406	4,353

Total discretionary	$4,969	$7,155	$9,908	$28,771	$25,377

Tubulars	$46	$6,980	$9,963	$11,825	$12,297

Total routine, discretionary and tubulars	$11,538	$18,005	$22,700	$52,233	$46,042

Total routine, discretionary and tubulars

New-builds and acquisitions	19,981	22,595	19,863	64,970	45,572

Total capital expenditures	$31,519	$40,600	$42,563	$117,203	$91,614

	Forecast		Actual Fiscal Year Ended March 31, 2006
	Three Months Ending March 31, 2007	Fiscal Year Ending March 31, 2007 (4)
Capital expenditures:
Routine rigs	$6,000	$17,637	$12,898

Discretionary:
Rig upgrades	$9,600	26,334	21,446
Spare equipment	700	7,331	5,060
Other	5,600	11,006	5,157

Total discretionary	$15,900	$44,671	$31,663

Tubulars	$7,600	$19,425	$11,999

Total routine, discretionary and tubulars	$29,500	$81,733	$56,560

New-builds and acquisitions	9,700	74,670	72,311

Total capital expenditures	$39,200	$156,403	$128,871

(4)	The forecasted capital expenditures for the fiscal year ending March 31, 2007 represent actual capital expenditures for the nine months ended December 31, 2006 plus forecasted capital expenditures for the three months ending March 31, 2007.

PIONEER DRILLING COMPANY AND SUBSIDIARIES

Rig Information as of December 31, 2006

	Rig Type
	Mechanical	Electric	Total Rigs
Rig horsepower ratings:
550 to 700 HP	6	—	6
750 to 900 HP	15	2	17
1000 HP	16	10	26
1200 to 1500 HP	3	11	14

Total	40	23	63

Rig drilling depth ratings:
Less than 10,000 feet	8	2	10
10,000 to 13,900 feet	29	5	34
14,000 to 18,000 feet	3	16	19

Total	40	23	63

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